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Exhibit 10.50

AMENDMENT NO. 1
TO THE FLOWSERVE CORPORATION
DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED
EFFECTIVE JUNE 1, 2000

Article IV, Section 4.01, sub-titled Participation, of the Flowserve Corporation Deferred Compensation Plan (the "Plan") is hereby amended to read in its entirety as follows:

    SECTION 4.01 PARTICIPATION. Participation in the Plan shall be limited to executives who (i) meet such eligibility criteria as the Pension and Investment Committee shall establish from time to time, and (ii) elect to participate in this Plan by filing a Participation Agreement with the Administrative Committee. A Participation Agreement must be filed prior to the December 31st immediately preceding the Plan Year for which it is effective for Base Salary Deferrals and for Incentive Deferrals. The Administrative Committee shall have the discretion to establish special deadlines regarding the filing of Participation Agreements for Participants.

Except as provided above, the remainder of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed effective as of December 1, 2002.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff
Ronald F. Shuff Vice President, Secretary and General Counsel

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  Exhibit 10.50
AMENDMENT NO. 1 TO THE FLOWSERVE CORPORATION DEFERRED COMPENSATION PLAN AS AMENDED AND RESTATED EFFECTIVE JUNE 1, 2000